Exhibit 10.33

1 December 2006

Att: Chief Executive Officer

CPS Eastern Cape (Proprietary) Limited
4th, President Place
Cnr Jan Smuts Avenue and Bolton Rd
Rosebank

Dear Sirs,

GRANT PAYMENT SERVICE PROVIDER CONTRACT FOR EASTERN CAPE PROVINCE

1

As you are aware, the South African Social Security Agency (“SASSA”) came into being on 1 April 2006 through the coming into force of the South African Social Security Agency Act, Act No. 13 of 2004 (the “SASSA Act”). As a result of the coming into force of the SASSA Act, the function of the payment of grants, and the responsibility and accountability therefore, now lies with SASSA. As a service provider involved in the payment of grants to beneficiaries, this affects your contract to provide these services.

2

In particular, we refer to the contract entered into between the Provincial Department of Social Development (Eastern Cape Province) (the “Department”) and CPS Eastern Cape (Proprietary) Limited, entity to be described as per the contract (the “Service Provider”) on or about 1st November 2002 (the “Agreement”) –

2.1	under which the Service Provider would provide grant payment services to the Department in accordance with the terms and conditions of the Agreement; and

2.2	the duration of which was, on or about 1 December 2005, by mutual agreement between the Service Provider and the Department, extended to 31 December 2006 (the “Letter of Extension”).

3	This letter serves to confirm that –

3.1	the Agreement shall no longer automatically terminate on 31 December 2006 as was provided for in the Letter of Extension; and

3.2	the duration of the Agreement is hereby further extended, until 31 March 2008, on the same terms and conditions on which the Agreement was entered into provided that

SASSA will have the right to terminate the Agreement in accordance with the provisions contained in the Agreement.

4.

Kindly acknowledge your agreement of the amendment, extension of the Agreement as provided for in this letter by signing at the foot of this letter where indicated and return same to us by facsimile at 012 400 2009/2256, marked for the attention of Mr B MAQETUKA.

Yours faithfully

/s/ Fezile Makiwane

Mr Fezile Makiwane

Chief Executive Officer

Date January 31, 2007

By signature below, CPS Eastern Cape (Proprietary) Limited hereby accepts and consents to the extension of the Agreement on the terms and conditions contained in this letter agreement.

/s/ Herman Gideon Kotzé
____________________________________________
For and on behalf of

CPS Eastern Cape (Proprietary) Limited

duly authorised

January 31, 2007

Date